UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-20167 (Commission File No.)	38-2062816 (IRS Employer Identification No.)

130 South Cedar Street

Manistique, Michigan 49854

(Address of Principal Executive Offices)  (Zip Code)

(888) 343-8147

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 30, 2018, the Board of Directors of Mackinac Financial Corporation, a Michigan corporation (the “Company”), pursuant to its powers under its bylaws and pursuant to the terms of the Agreement and Plan of Merger, dated January 16, 2018 by and among the Company, First Federal of Northern Michigan Bancorp, Inc., a Maryland corporation (“First Federal”) and MFNC Acquisition, LLC, a Michigan limited liability company (as amended, the “Merger Agreement”) appointed Martin Thomson to its board of directors.  As previously announced, the Merger Agreement provides for a director of First Federal to be appointed to the Company’s board of directors promptly following the closing of the transaction, which occurred on May 18, 2018. Mr. Thomson will serve a three year term and will stand for reelection at the annual meeting of shareholders of the Company in 2021.

Mr. Thomson was Chairman of the Board of Directors of First Federal from May 2008 through May 2018. He became President and Chief Executive Officer of First Federal and its wholly owned subsidiary bank, First Federal of Northern Michigan in May 2001. In January 2006, Mr. Thomson relinquished the position of President and in May 2008 relinquished the position of Chief Executive Officer of First Federal. Mr. Thomson previously held the position of President and Chief Executive Officer of Presque Isle Electric and Gas Co-op., Onaway, Michigan.

There was no understanding or arrangement between Mr. Thomson and any other person pursuant to which Mr. Thomson was elected as a director other than as described in the Merger Agreement.  Mr. Thomson is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Mr. Thomson will participate in the Company’s director compensation program for non-employee directors.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Shareholders on May 30, 2018.  The shareholders (i) elected three members of the Company’s Board of Directors to serve until the Annual Meeting in the year 2021; (ii) approved, in a non-binding vote, the Company’s compensation of executives; and (iii) ratified the appointment of Plante Moran, PLLC as the Company’s independent auditors for the year ending December 31, 2018.  There were 6,332,560 outstanding shares eligible to vote as of April 17, 2018, the record date for the Annual Meeting.

The voting results on the three matters were as follows:

Election of Directors

	For	Withheld	Broker Non-votes

Walter J. Aspatore	3,694,066	128,080	1,639,780
Robert H. Orley	3,764,637	57,509	1,639,780
Randolph C. Paschke	3,698,124	124,022	1,639,780

Advisory (Non-Binding) Vote on Executive Compensation

For	Against	Abstain	Broker Non-votes

3,600,111	204,401	17,634	1,639,780

Ratification of Appointment of Independent Auditors

For	Against	Abstain	Broker Non-votes

5,401,270	53,714	6,942	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: May 30, 2018	By:	/s/ Jesse A. Deering
Jesse A. Deering
Executive Vice President/Chief Financial Officer